                                 GOLD BANK FUNDS
                                NOVEMBER 1, 2001

                                 Code of Ethics
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Terms which are in bold italics in the text are defined in Appendix 1.
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I.   Purpose of Code.

     The Code of  Ethics  establishes  rules  that  govern  personal  investment
     activities   of  the  officers,   directors   and  certain   employees  (or
     contractors)  of each of the  series  (the  "Portfolios")  within  the Gold
     Capital Management Funds (the "Fund").

II.  Why Do We Have a Code of Ethics?

     A.   Gold Capital Management wants to protect its Clients.
          We have a duty to  place  the  interests  of the  shareholders  of the
          Portfolios  first and to avoid even the  appearance  of a conflict  of interest. This is how we earn and keep the trust of Fund shareholders.
          We must conduct ourselves and our personal securities  transactions in a  manner  that  does not  create  a  conflict  of  interest  with the
          Portfolios  or their  shareholders,  or take unfair  advantage  of our relationship with them.

     B.   Federal  law  requires  that we have a Code of Ethics
          The Investment Company Act of 1940 and the Investment  Advisers Act of
          1940 require that we have in place  safeguards to prevent behavior and
          activities   that  might   disadvantage   the   Portfolios   or  their
          shareholders. These safeguards are embodied in this Code of Ethics.1
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     1 Rule 17j-1 under the  Investment  Company Act of 1940 and Rules 204-2 and
204a under the Investment Advisers Act of 1940 serve as a basis for much of what is contained in this Code of Ethics.

III. Does the Code of Ethics Apply to You?
     Yes!  All  employees   (including   contract  personnel)  of  Gold  Capital
     Management,  Inc. and the Portfolios must observe the principles  contained in the Code of Ethics. Any trustee/director ("Director"), officer, employee or contractor of Gold Capital  Management,  or any Portfolio who is already subject to a  substantially  similar  (as  determined  by GCM's  compliance officer)  Code of  Ethics  because  of their  association  with a  separate company, will not be subject to this Code of Ethics.

     There are  different  categories  of  restrictions  on  personal  investing activities; the category in which you have been placed generally depends on your job function, although unique circumstances may prompt us to place you in a different category. The range of categories is as follows:

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Fewest Restrictions                                         Most Restrictions
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Non-Access Person     Access Person    Investment Person    Portfolio Person
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In  addition,  there is a fifth  category for the  Independent  Directors of the
Fund. The standard profiles for each of the categories is described below:

A.   Portfolio Persons.
     Portfolio Persons are those employees entrusted with direct  responsibility
     and  authority  to  make  investment   decisions   affecting  one  or  more
     Portfolios.

B.   Investment Persons.
     Investment Persons are financial analysts, investment analysts, traders and other employees who provide information or advice to a portfolio management team or who help execute the  portfolio  management  team's  decisions.

C.   Access Persons.

     You are an Access Person if your job normally requires you to do any of the following:
     o    participate in the purchase or sale of securities for Portfolios;
     o    perform a function which relates to the making of recommendations with respect to such purchases or sales of securities for Portfolios; OR
     o    obtain  information  regarding the purchase or sale of securities  for
          Portfolios.
     In addition,  you are an Access Person if you are any of the following:
     o    an officer or "interested" Director of the Fund; OR
     o    an officer or director of Gold Capital Management, Inc.

     As an  Access  Person,  if you  know  that  during  the 5 days  immediately preceding or after the date of your transaction,  the same security was (1)
     held by one or more  Portfolio  and was being  considered  for sale, or (2)
     being considered for purchase by one or more Portfolio,  you must pre-clear your personal security  transaction  requests in accordance with Section IV
     A.

     D.   Non-Access Persons.
     If you are an officer,  director,  employee or  contractor  of Gold Capital
     Management,  or any  affiliated  company AND you do not fit into any of the above categories,  you are a Non-Access Person. Because you normally do not receive confidential information about Portfolios,  you are subject only to
     Sections V(B), VI, VII, VIII, IX and X of this Code of Ethics.

     E.   Independent Directors.
     If you are a Director of the Fund and are not an  "interested"  Director as defined in the Investment Company Act of 1940 ("Independent Director"), you
     are subject only to Sections  II, VII,  VIII and IX of this Code of Ethics.
     However, if you know, or in the ordinary course of fulfilling your official duties as an  Independent  Director  should  know,  that  during the 5 days immediately  preceding  or  after  the date of your  transaction,  the same security was (1) held by one or more Portfolio and was being considered for sale, or (2) being  considered for purchase by one or more  Portfolio,  you will be  considered  an Access  Person  for the  purpose of trading in that security,  and you must  comply  with all the  requirements  applicable  to
     Access Persons.

IV.  Restrictions on Personal Investing Activities.

     A.   Portfolio Persons  Pre-clearance of Personal Securities  Transactions.
          Before either of the following things happen:
          o    the purchase or sale of a security for your own account; OR
          o    the  purchase or sale of a security  for an account for which you are a beneficial owner
          you must follow the following preclearance procedures:
          1.   Preclear the transaction  with GCM's Compliance  Officer.  E-mail your  request  to  stephenoliver@goldcap-kc.com  or  fill  out  a
               pre-clearance   request   form,   and   provide   the   following
               information:
          o    Issuer name;
          o    Ticker symbol or CUSIP number;
          o    Type of security (stock, bond, note, etc.);
          o    Maximum expected dollar amount of proposed transaction; AND
          o    Nature of transaction (purchase or sale)

          2.   If you  receive  preclearance  for the  transaction2:  You have 5 business days to execute your transaction.

     B.   Portfolio Persons: Additional Restrictions.

          1.   Initial Public Offerings.
               You  cannot  acquire  securities  issued  in  an  initial  public offering.

          2.   Private Placements.
               Before you acquire any  securities  in a private  placement,  you must obtain written approval from GCM's compliance officer3. Once you receive  approval,  you cannot  participate in any subsequent consideration  of an  investment  in that  issuer  for any of the
               Portfolios.

          3.   Short-Term Trading Profits.
               You  cannot  profit  from  any  purchase  and  sale,  or sale and purchase,  of the same (or  equivalent)  securities  within sixty
               (60) calendar days.

     C.   Portfolio Persons: Blackout Period.
          If you are a Portfolio Person, you may not purchase or sell a security within  seven (7) days  before and after a  Portfolio  that you manage executes a trade in that security.

V.   Reporting Requirements.

     A.   Initial Disclosure of Personal Securities Holdings
          [Access,  Investment  and  Portfolio  Persons]  Upon  commencement  of employment  or  acquisition  of Access  Person  status,  whichever  is sooner,  you must report all  securities  holdings  to the  compliance officer. The report must include all securities  beneficially owned by you (including securities owned by certain family members), as well as code-exempt securities.

     B.   Quarterly Report of Securities Transactions
          [Access, Investment and Portfolio Persons]
          Each  quarter  you must  report the  purchase or sale of a security in which  you have (or will  have)  any  direct  or  indirect  beneficial ownership.  This  may  include  securities  owned  by  certain  family members.  See  Appendix  2 for  details.  (You do not  need to  report transactions in code-exempt  securities.)  IMA will provide you with a form of report.  You must file your report no later than 10 days after the end of each calendar quarter. On the report you must state whether you have engaged in a securities  transaction during the quarter,  and if so provide the following  information about each  transaction:
          o    The  date of the  transaction,  the  description  and  number  of shares, and the principal amount of each security involved;
          o    The nature of the  transaction,  that is,  purchase,  sale or any other type of acquisition or disposition;
          o    The transaction price; AND
          o    The  name  of  the  broker,  dealer  or  bank  through  whom  the transaction was effected.

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     2 How does GCM  determine  whether  to  approve  or deny your  preclearance request? See Appendix 4 for a description of the process.
     3 If you are the  compliance  officer,  you must receive your approval from the President.

     C.   Duplicate Confirmations [Non-Access,  Access, Investment and Portfolio
          Persons].  You must  instruct  your  broker-dealer  to send  duplicate
          confirmations   of  all   transactions   (excluding   transactions  in
          code-exempt securities) in such accounts to:

                                    Gold Bank Funds
                                    10975 El Monte, Suite 225
                                    Overland Park, Kansas 66211
                                    Attention: Compliance Officer

          Please note that "your broker-dealer" includes both of the following:
          o    a broker or  dealer  with  whom you have a  securities  brokerage account; AND
          o    a broker or dealer who  maintains  an account for a person  whose trades you must report  because you are deemed to be a beneficial owner.

     C.   Annual Report of Securities Holdings
          [Investment and Portfolio Persons only].
          If you are a Portfolio or Investment Person, you must annually provide to  the  Compliance  Officer  or his or  her  designee  a list  of all securities  subject  to  this  Code  of  Ethics  for  which  you are a registered owner or in which you have a beneficial ownership interest.

VI.  Can there be any exceptions to the restrictions?
     Yes. The Compliance Officer or his or her designee,  upon consultation with your manager,  may grant limited  exemptions to specific  provisions of the
     Code of Ethics on a case-by-case basis.

     A.   How to Request an Exemption
          Send a  written  request  to GCM  compliance  officer  detailing  your situation.

     B.   Factors Considered
          In  considering  your request,  the  compliance  officer or his or her designee will grant your  exemption  request if he or she is satisfied that:
          o    your request  addresses an undue personal hardship imposed on you by the Code of Ethics;
          o    your situation is not contemplated by the Code of Ethics; and
          o    your  exemption,   if  granted,  would  be  consistent  with  the
               achievement of the objectives of the Code of Ethics.

     C.   Exemption Reporting
          All  exemptions  granted must be reported to the Board of Directors of the Fund.  The Board of  Directors  may choose to delegate the task of
          receiving   and  reviewing   reports  to  a  Committee   comprised  of
          Independent Directors.

VII. Confidential Information.
     All information about Fund securities transactions, actual or contemplated, is confidential. You must not disclose, except as required by the duties of
     your  employment,   securities   transactions  of  Portfolios,   actual  or
     contemplated, or the contents of any written or oral communication,  study, report  or  opinion  concerning  any  security.  This  does  not  apply  to information which has already been publicly disclosed.

VIII. Conflicts of Interest.

     A.   All Persons except Independent Directors
          You must receive prior written approval from Gold Capital  Management,
          Inc.  or the Fund and/or the  Independent  Directors  of the Fund,  as
          appropriate, to do any of the following:
          o    negotiate or enter into any  agreement on the Fund's  behalf with any  business  concern  doing or seeking to do business  with the
               Fund if you,  or a  person  related  to  you,  has a  substantial interest in the business concern;
          o    give or  receive a gift in  excess  of $100 per year per  company that does business or is attempting to do business with the Fund;
          o    enter into an  agreement,  negotiate  or otherwise do business on the Fund's behalf with a personal  friend or a person  related to you; OR
          o    serve on the board of directors of, or act as consultant  to, any publicly traded corporation.

     B.   Independent Director

          If you are an  Independent  Director,  you cannot serve as officer of, director of,  employee of; OR consultant to any  corporation  or other business entity which
          o    engages in an activity in competition with the Fund; OR
          o    which is engaged in any activity  that would create a conflict of interest with your duties
          unless you receive approval of the other Independent Directors.  These prohibitions also apply to anyone who lives in the same household with you.

IX.  What happens if you violate the rules in the Code of Ethics?
     You may be subject to serious penalties.

     A.   The penalties which may be imposed include:
          o    formal warning;
          o    restriction of trading privileges;
          o    disgorgement of trading profits;
          o    fine; AND/OR
          o    suspension or termination of employment.

     B.   Penalty Factors
          The factors which may be considered  when  determining the appropriate penalty include, but are not limited to:
          o    the harm to the interests of the Portfolios and/or shareholders;
          o    the extent of unjust enrichment;
          o    the frequency of occurrence;
          o    the  degree  to  which  there is  personal  benefit  from  unique
               knowledge   obtained   through   employment   with  Gold  Capital
               Management, Inc.;
          o    the degree of perception of a conflict of interest;
          o    evidence of fraud,  violation of law, or reckless  disregard of a regulatory requirement; AND/OR
          o    the level of  accurate,  honest and timely  cooperation  from the person subject to the Code of Ethics.
          If you have any questions about the Code of Ethics, do not hesitate to ask a member of management or Compliance.

X.   Annual Certification of Compliance with the Code
     As a condition of your employment, you will be asked to certify annually:
     o    that you have read this Code of Ethics;
     o    that you understand this Code of Ethics; AND
     o    that you have complied with this Code of Ethics.

XI.  Regular Reporting to Fund Directors

     The  management  of Gold  Capital  Management  and the Fund will  prepare a report  at least  annually  to the  Board of  Directors  of the Fund of any violation  of this Code of Ethics  requiring  significant  sanctions  and a report outlining the results of any sub-adviser or affiliate Code of Ethics monitoring activity.

APPENDIX 1: DEFINITIONS

1.   "Beneficial Ownership"
     See "Appendix 2: What is Beneficial Ownership?".

2.   "Code-Exempt Security"
     A  "code-exempt  security"  is a security  in which you may invest  without preclearing or reporting such  transactions  with Gold Capital  Management.
     The list of Code-Exempt Securities appears in Appendix 3.

3.   "Initial Public Offering"
     "Initial  public  offering"  means an  offering of  securities  for which a registration  statement has not previously  been filed with the SEC and for which there is no active public market in the shares.

4.   "Private Placement"
     "Private  placement"  means an offering of  securities  in which the issuer relies on an  exemption  from the  registration  provisions  of the federal securities  laws, and usually  involves a limited  number of  sophisticated investors and a restriction on resale of the securities.

5.   "Security"
     A  "security"  includes a great number of  different  investment  vehicles.
     However,  for purposes of this Code of Ethics,  "security"  includes any of the following:
     o    note,
     o    stock,
     o    treasury stock,
     o    bond,
     o    debenture,
     o    evidence of indebtedness,
     o    certificate of interest or participation in any profit-sharing agreement,
     o    collateral-trust certificate,
     o    preorganization certificate or subscription,
     o    transferable share,
     o    investment contract,
     o    voting-trust certificate,
     o    certificate of deposit for a security,
     o    fractional undivided interest in oil, gas or other mineral rights,
     o    any  put,  call,  straddle,  option,  or  privilege  on  any  security
          (including  a  certificate  of  deposit)  or on any  group or index of securities  (including  any  interest  therein  or based on the  value thereof), or
     o    any put,  call,  straddle,  option,  or  privilege  entered  into on a national  securities  exchange  relating  to foreign  currency,  or
     o    in general, any interest or instrument commonly known as a "security,"
          or
     o    any certificate of interest or participation  in, temporary or interim certificate  for,  receipt for,  guarantee of, future on or warrant or right to subscribe to or purchase, any of the foregoing.

APPENDIX 2: WHAT IS "BENEFICIAL OWNERSHIP"?

1.   Are securities held by family members "beneficially owned" by me?
     Probably.  As a general rule, you are regarded as the  beneficial  owner of securities held in the name of
     o    your spouse;
     o    your minor children;
     o    a relative who shares your home; OR
     o    any other person IF:
          o    You obtain from such securities benefits substantially similar to those of ownership.  For example,  if you receive or benefit from some of the income from the securities  held by your spouse,  you are the beneficial owner; OR
          o    You can obtain title to the securities now or in the future.

2.   Are securities held by a company I own also "beneficially owned" by me?

     Probably  not.  Owning  the  securities  of a  company  does  not  mean you
     "beneficially  own" the securities  that the company itself owns.  However, you will be deemed to "beneficially own" these securities if:
     o    The company is merely a medium  through which you (by yourself or with others) in a small group invest or trade in securities; AND
     o    The company has no other substantial business.
     In such  cases,  you and those who are in a position to control the company will be deemed to "beneficially own" the securities owned by the company.

3.   Are securities held in trust "beneficially owned" by me?

     Maybe. You are deemed to "beneficially own" securities held in trust if any of the following is true:
     o    You are a trustee and either you or members of your  immediate  family have a vested interest in the income or corpus of the trust;
     o    You have a vested beneficial interest in the trust; OR
     o    You are  settlor  of the trust  and you have the  power to revoke  the trust without obtaining the consent of all the beneficiaries.
     As used in this section, the "immediate family" of a trustee means:
     o    A son or daughter of the trustee, or a descendent of either;
     o    A stepson or stepdaughter of the trustee;
     o    The father or mother of the trustee, or an ancestor of either;
     o    A stepfather or stepmother of the trustee; and
     o    A spouse of the trustee.
     For the purpose of determining  whether any of the foregoing  relationships exists,  a legally  adopted child of a person is considered a child of such person by blood.

4.   Are securities in pension or retirement plans "beneficially owned" by me?
     Probably not.  Beneficial  ownership does not include indirect  interest by any person in portfolio  securities  held by a pension or  retirement  plan
     holding  securities  of  an  issuer  whose  employees   generally  are  the
     beneficiaries of the plan.
     However,  your  participation in a pension or retirement plan is considered beneficial  ownership of the  portfolio  securities if you can withdraw and trade the securities without withdrawing from the plan.

5.   Examples of Beneficial Ownership
     Securities Held by Family Members
     Example  1: Tom and  Mary are  married.  Although  Mary has an  independent source of income from a family  inheritance  and  segregates her funds from those of her husband,  Mary  contributes  to the  maintenance of the family home. Tom and Mary have engaged in joint estate  planning and have the same financial adviser. Since Tom and Mary's resources are clearly significantly directed  towards  their  common  property,  they shall be deemed to be the beneficial owners of each other's securities.
     Example  2:  Mike's  adult  son  David  lives  in  Mike's  home.  David  is self-supporting and contributes to household expenses. Mike is a beneficial owner of David's securities.

     Example  3:  Joe's  mother   Margaret   lives  alone  and  is   financially
     independent.  Joe has power of attorney over his mother's estate,  pays all her bills and  manages her  investment  affairs.  Joe  borrows  freely from
     Margaret without being required to pay back funds with interest, if at all.
     Joe takes out personal loans from Margaret's  bank in Margaret's  name, the interest  from such loans  being  paid from  Margaret's  account.  Joe is a significant  heir  of  Margaret's  estate.  Joe is a  beneficial  owner  of
     Margaret's estate.

     Securities Held by a Company
     Example 4: ABC is a holding  company  with five  shareholders  owning equal shares in the company. Although ABC Company does no business on its own, it has several wholly-owned subsidiaries which invest in securities. Stan is a shareholder  of  ABC  Company.  Stan  has  a  beneficial  interest  in  the securities owned by ABC Company's subsidiaries.

     Securities Held in Trust
     Example 5: John is trustee of a trust  created for his two minor  children.
     When both of John's children reach 21, each shall receive an equal share of the corpus of the trust. John is a beneficial owner of the trust.
     Example 6: Jane is trustee of an irrevocable  trust for her daughter.  Jane is a director of the issuer of the equity securities held by the trust. The daughter  is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus.  If the daughter  dies before  reaching
     25,  Jane is  entitled to the  corpus.  Jane is a  beneficial  owner of the trust.
     Example 7: Tom's spouse is the beneficiary of an irrevocable  trust managed by a third  party  investment  adviser.  Tom is a  beneficial  owner of the trust.

APPENDIX 3: CODE-EXEMPT SECURITIES

Because they do not pose a possibility  for abuse,  some  securities  are exempt from this Code of Ethics.  The  following  is the current  list of  "Code-Exempt
Securities":
o    Mutual funds (open-end funds)
o    Bank Certificates of Deposit
o    U.S. government securities (such as Treasury notes, etc.)
o    Securities  which are  acquired  through  an  employer-sponsored  automatic payroll deduction plan
o    securities purchased through dividend reinvestment programs
o    commercial paper;
o    bankers acceptances; AND
o    Futures contracts (and option contracts) on the following:
     o    Standard & Poor's 500 Index; or
     o    Standard & Poor's 100 Index

We may modify this list of securities at any time, please send a written request to Gold Capital Management, Inc. to request the most current list.

APPENDIX 4: HOW DOES THE PRECLEARANCE PROCESS WORK?
After requesting pre-clearance from the compliance officer, your request is then subjected to the following test.

Step 1: Blackout Test
o    Is the security in question on the relevant  Access  Person,  Investment or
     Portfolio Person blackout list?

If "YES",  the  system  will send a message  to you to DENY the  personal  trade request.

If "NO", then your request will be approved by the compliance officer.

The preclearance  process can be changed at any time to ensure that the goals of the Advisors' Code of Ethics are advanced.

SCHEDULE A

INVESTMENT ADVISER:
GOLD CAPITAL MANAGEMENT, INC.

THE FUND AND ITS PORTFOLIOS:
GOLD BANK FUNDS

GOLD BANK EQUITY FUND

GOLD BANK MONEY MARKET FUND

ACKNOWLEDGMENT OF CODE OF ETHICS
I have read the Code of Ethics and agree to comply with its provisions.

____________________________________
Print Name

____________________________________        ____________________________________
Signature                                   Date